Exhibit 21.1

Subsidiaries of US Airways Group, Inc.

     Airways Assurance Limited LLC
        Incorporated under the laws of Bermuda.

     Allegheny Airlines, Inc. (operates under the trade name "US Airways Express")
        Incorporated under the laws of the State of Delaware.

     Material Services Company, Inc.
        Incorporated under the laws of the State of Delaware.

     Piedmont Airlines, Inc. (operates under the trade name "US Airways Express")
        Incorporated under the laws of the State of Maryland.

     Potomac Air, Inc. (operates under the trade name "US Airways Express")
        Incorporated under the laws of the State of Delaware.

     PSA Airlines, Inc. (operates under the trade name "US Airways Express")
        Incorporated under the laws of the State of Pennsylvania.

     US Airways, Inc.
        Incorporated under the laws of the State of Delaware.

     US Airways Leasing and Sales, Inc.
        Incorporated under the laws of the State of Delaware.

     USLM Corporation
        Incorporated under the laws of the State of Delaware.